UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36332	20-1968197
(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2017, Aldeyra Therapeutics, Inc. (“Aldeyra” or the “Company”) entered into a First Amendment to Lease (the “First Amendment”) with WLC Three VI, L.L.C. (“WLC”) concerning the Company’s corporate headquarters in Lexington, Massachusetts. The First Amendment increases the rentable square footage by 2,427 square feet to 9,351 square feet (the “Phase III Premises”) commencing on or about February 1, 2018 (the “Phase III Commencement Date”). The term with respect to the Phase III Premises shall be for a period ending on December 31, 2020, or as extended under the Company’s option to extend. In accordance with the terms of the First Amendment, the Company’s base rent shall increase on the Phase III Commencement Date to approximately $219,748.50, subject to annual increases over the term of the lease, and excluding the Company’s pro rata share of certain real property taxes, operating expenses, common area maintenance expenses and allowances for tenant improvements. The First Amendment does not change any other material terms of the lease.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by the full text of the First Amendment, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal period ending December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady, M.D., Ph.D.
Name: Todd C. Brady, M.D., Ph.D.
Title: President and Chief Executive Officer

Dated: December 1, 2017